Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to in this Form S-8 of our report dated April 18, 2016, with respect to the consolidated financial statements as of and for the years ended December 31, 2015 and 2014, of Mazzal Holdings Corp. which appears in such Registration Statement.

/s/ Frazier & Deeter, LLC

June 3, 2016